UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2024

SACKS PARENTE GOLF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo
Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

855-774-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SPGC	The Nasdaq Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 29, 2024, Sacks Parente Golf, Inc. (the “Company”) entered into an offer letter (the “Letter”) with Douglas Samuelson pursuant to which Mr. Samuelson was appointed the Chief Financial Officer of the Company, effective as of September 9, 2024. The Company is filing this Current Report on Form 8-K on September 9, 2024, in conjunction with the public announcement of the appointment.

Mr. Samuelson, age 65, is a finance and accounting professional with over 25 years of experience. Since 2019, Mr. Samuelson served as Chief Financial Officer of Kairos Pharma, Ltd., a life science oncology company, where, on a part-time basis, he handled all financial reporting and handled or supervised all accounting functions. Also, from 2021 to 2023, Mr. Samuelson served as Vice President of Finance/Chief Financial Officer of Genelux Corporation, a publicly traded life science oncology company, where he handled all internal and external financial reporting, and handled or supervised all accounting functions. From 2016 to 2022, Mr. Samuelson served as the Chief Financial Officer of Wellness Center USA, Inc., a publicly traded manufacturer of medical devices, where, on a part time basis, he handled or supervised all accounting functions and handled all internal and external financial reporting. From 2016 to 2020, Mr. Samuelson served as Director of Accounting/Controller of Second Sight Medical Products, Inc., a publicly traded manufacturer of prosthetic devises, where he handled or supervised all accounting functions and handled all internal and external financial reporting. From 2018 to 2019, Mr. Samuelson served as Chief Financial Officer of AdvaVet, Inc., a developer of cancer drugs for animals, where, on a part time basis, he handled all accounting functions.

Pursuant to the Letter, Mr. Samuelson will be responsible for the duties and responsibilities normally associated with the title of Chief Financial Officer and will report to the Executive Chairman of the Company. Mr. Samuelson will be paid a base salary of $225,000 per year and will be considered for discretionary bonuses to be determined by the Company. Subject to the approval of the Company’s Board of Directors, Mr. Samuelson will be granted an option (the “Option”) to purchase 36,000 shares of the Company’s Common Stock with the exercise price to be the fair market value as of the date of the grant. The Option will vest over a three year period under which 1/3 of the Option will vest 12 months after the vesting commencement date and 1/36 of the total shares will vest at the end of each month thereafter subject to continued employment through each vesting date. The employment of Mr. Samuelson is on an “at will” basis and either party may terminate the employment at any time for any reason.

The foregoing summary of the Letter does not purport to be complete and is subject to, and qualified in its entirety, by such document attached as Exhibit 10.1 to this Current report.

Item 8.01	Other Events

On September 9, 2024, the Company issued a press release announcing the appointment of Douglas Samuelson as the Company’s new Chief Financial Officer A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference. The information set forth under this Item 8.01, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter dated August 29, 2024

99.1	Press Release date September 9, 2024 relating to the appointment of Douglas Samuelson as Chief Financial Officer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2024	SACKS PARENTE GOLF, INC.

	By:	/s/ Gregor Campbell
Gregor Campbell Executive Chairman, Chief Executive Officer

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